UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 30, 2026

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.

200 Connell Drive, Berkeley Heights, New Jersey 07922

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 799-8599

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On March 31, 2026, Tonix Pharmaceuticals Holding Corp. (the “Company”) announced program updates on its TNX-4800 (formerly known as mAb 2217LS) product candidate for protection against Lyme disease. A copy of the press release that discusses these matters is furnished hereto as Exhibit 99.01, and is incorporated herein by reference. Copies of presentations that discuss these matters are furnished hereto as Exhibits 99.02 and 99.03, and are incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.01, 99.02 and 99.03 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the United States Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On March 31, 2026, the Company announced program updates on its TNX-4800 product candidate for protection against Lyme disease, including the announcement that Phase 1 data of TNX-4800 was presented by Mark S. Klempner, MD, professor of medicine at UMass Chan Medical School, an inventor of TNX-4800 and principal investigator of the study, on March 30, 2026, at the World Vaccine Congress Washington 2026.

The Company also announced its strategy for a Phase 2 field study of TNX-4800, expected to initiate in the first half of 2027, pending U.S. Food and Drug Administration (“FDA”) clearance. The Company intends to study TNX-4800 in a randomized, double-blind, placebo-controlled, adaptive Phase 2 field study to evaluate the efficacy of a single subcutaneous dose of TNX-4800, 350 mg, in preventing the first occurrence of confirmed Lyme disease during the primary efficacy surveillance period (Day 3 through Month 4 following administration). A fixed dose of 350 mg was selected for the Phase 2 field study based on Phase 1 pharmacokinetic data, which dose (i) is expected to provide exposures comparable to the 5 mg/kg dose evaluated in the Phase 1 study and (ii) resulted in mean blood levels of 10 μg/ml at four months. Participants will include adolescents and adults 16 to 65 years of age in Lyme-endemic areas in the U.S. The primary endpoint will be the prevention of Lyme disease at four months (comparison of TNX-4800 group and placebo group). The key secondary endpoint will be the prevention of Lyme disease at six months (comparison of TNX-4800 vs. placebo).

The Company expects to have GMP investigational product available for clinical testing in early 2027. Additionally, if necessary and pending FDA clearance, the Company plans to initiate a controlled human infection model study in 2028.

The charts below set forth certain data from the Phase 1 trial for TNX-4800.

Observed Phase 1 Pharmacokinetics

TNX-4800 Phase 1: Variability of Serum Concentrations at Sampling Time Points Among Subjects in Each Dosing Cohort

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical trials, clinical and regulatory timelines and approvals and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
	99.01	Press Release of the Company, March 31, 2026
	99.02	Corporate Presentation, March 31, 2026
	99.03	Presentation, March 30, 2026
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: March 31, 2026	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer